EXHIBIT 10.36
Amendment
to
Employment Agreement
Between
Joseph F. Spanier
and
Breeze-Eastern Corporation
(formerly known as TransTechnology Corporation)
dated
January 19, 2006
(the “Agreement”)
     This Amendment to the Agreement is entered into as of April 1, 2008 by and between Joseph F. Spanier (“Executive”) and Breeze-Eastern Corporation, a Delaware Corporation, and any of its subsidiaries and affiliates as may employ Executive from time to time (the “Company”).
WITNESSETH:
     WHEREAS, the Executive and the Company are parties to the Agreement which provides in paragraph 2(c) thereof that the Executive may, in his discretion, elect to work out of his personal residence or elsewhere for up to two (2) business days each week and Executive’s Base Salary reflects this arrangement; and
     WHEREAS, the Board of Directors of the Company at its meeting held on May 1, 2008, directed that the Agreement be amended effective April 1, 2008, to delete the provision set out in paragraph 2(c) and that the Executive’s compensation as provided in Paragraph 3 of the Agreement be upwardly adjusted to reflect such change in the Executive’s terms and conditions of work.
     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:
1.	In recognition that effective October 12, 2006 the Company effected the change of its name from TransTechnology Corporation to Breeze-Eastern Corporation, the defined term “Company” in the Agreement and this Amendment shall refer to Breeze-Eastern Corporation.

2.	Paragraph 2(c) of the Agreement is hereby deleted in its entirety.

3.	The first sentence of Paragraph 3(b) of the Agreement is hereby deleted in its entirety and the following substituted therefore:

“With respect to the period beginning on April 1, 2008 and ending on the last day of the Term of the Agreement (as defined in Section 5) the Company shall pay to Executive base salary at a rate of not less than $273,620 per annum.”

4.	Except as specifically amended by the provisions of this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

/s/ Joseph F. Spanier
Joseph F. Spanier

BREEZE-EASTERN CORPORATION
By:	/s/ Robert L.G. White
	Name:	Robert L.G. White
	Title:	President & Chief Executive Officer

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